Exhibit 99.1

CVR Energy Reports 2014 Fourth Quarter and Full Year Results
And Announces Cash Dividend of 50 Cents

•	2014 cumulative cash dividends of $412.4 million or $4.75 per share

SUGAR LAND, Texas (Feb. 19, 2015) - CVR Energy, Inc. (NYSE: CVI) today announced full year 2014 net income of $173.9 million, or $2.00 per diluted share, on net sales of $9,109.5 million, compared to net income for full year 2013 of $370.7 million, or $4.27 per diluted share, on net sales of $8,985.8 million. Full year 2014 adjusted EBITDA, a non-GAAP financial measure, was $473.5 million compared to full year 2013 adjusted EBITDA of $659.7 million.

For the fourth quarter of 2014, the company reported a net loss of $44.4 million, or a loss of 51 cents per diluted share, on net sales of $1,841.8 million, compared to a fourth quarter 2013 net loss of $21.7 million, or a loss of 25 cents per diluted share, on net sales of $2,436.0 million. Net income for the 2014 fourth quarter was negatively affected by an unfavorable first-in, first-out (FIFO) accounting impact of $154.6 million.

Fourth quarter 2014 adjusted EBITDA was $81.7 million compared to adjusted EBITDA of $110.0 million for the same period a year earlier.

“Our fourth quarter results were primarily impacted by volatile crude and product markets as well as an unplanned outage of the Fluid Catalytic Cracking Unit at CVR Refining’s Wynnewood refinery,” said Jack Lipinski, CVR Energy’s chief executive officer. “Refining margins have significantly improved since mid-January, and the Coffeyville and Wynnewood refineries have operated well year to date.

“At CVR Partners, the fertilizer plant posted some of its highest production and operating rates for the year during the fourth quarter,” Lipinski said.

CVR Energy also announced a fourth quarter 2014 cash dividend of 50 cents per share. The dividend, as declared by CVR Energy’s Board of Directors, will be paid on March 9, 2015, to stockholders of record on March 2, 2015.

Today, CVR Refining announced a 2014 fourth quarter cash distribution of 37 cents per common unit, and CVR Partners announced a 2014 fourth quarter cash distribution of 41 cents per common unit.

“We continue to return cash to stockholders through quarterly dividends,” Lipinski said. “CVR Energy’s fourth quarter cash dividend of 50 cents per share brings the cumulative cash dividends paid or declared for 2014 to $4.75 per share.”

Petroleum Business

The petroleum business, which is operated by CVR Refining and includes the Coffeyville and Wynnewood refineries, reported a fourth quarter 2014 operating loss of $113.3 million, on net sales of $1,772.8 million, compared to fourth quarter 2013 operating income of $14.9 million, on net sales of $2,360.9 million.

Refining margin adjusted for FIFO impact per crude oil throughput barrel, a non-GAAP financial measure, was $11.28 in the 2014 fourth quarter, compared to $11.48 during the same period in 2013. Direct operating expenses, including major scheduled turnaround expenses, per barrel sold, exclusive of depreciation and amortization, for the 2014 fourth quarter was $5.76, compared to $4.27 in the fourth quarter of 2013.

Fourth quarter 2014 throughputs of crude oil and all other feedstocks and blendstocks totaled 212,263 barrels per day (bpd), compared to fourth quarter 2013 throughputs of crude oil and all other feedstocks and blendstocks of 216,876 bpd.

Nitrogen Fertilizers Business

The fertilizer business, operated by CVR Partners, reported fourth quarter 2014 operating income of $26.5 million on net sales of $74.4 million, compared to operating income of $29.7 million on net sales of $84.3 million for the fourth quarter of 2013.

For the fourth quarter of 2014, average realized gate prices for UAN and ammonia were $247 per ton and $547 per ton, respectively, compared to $253 per ton and $478 per ton, respectively, for the same period in 2013.

CVR Partners produced 105,900 tons of ammonia and purchased an additional 3,900 tons of ammonia during the fourth quarter of 2014, of which 4,400 net tons were available for sale while the rest was upgraded to 259,600 tons of UAN. In the 2013 fourth quarter, the plant produced 98,900 tons of ammonia and purchased an additional 12,300 tons of ammonia, of which 1,600 net tons were available for sale and the remainder was upgraded to 270,100 tons of UAN.

Cash and Debt

Consolidated cash and cash equivalents, which included $370.2 million for CVR Refining and $79.9 million for CVR Partners, was $753.7 million at Dec. 31, 2014. Consolidated total debt was $674.9 million at Dec. 31, 2014. The company had no debt exclusive of CVR Refining’s and CVR Partners’ debt.

Fourth Quarter 2014 Earnings Conference Call

CVR Energy previously announced that it will host its fourth quarter 2014 Earnings Conference Call for analysts and investors on Thursday, Feb. 19, at 3 p.m. Eastern.

The Earnings Conference Call will be broadcast live over the Internet at http://www.videonewswire.com/event.asp?id=101504. For investors or analysts who want to participate during the call, the dial-in number is (877) 407-8291.

For those unable to listen live, the Webcast will be archived and available for 14 days at http://www.videonewswire.com/event.asp?id=101504. A repeat of the conference call can be accessed by dialing (877) 660-6853, conference ID 13600358.

# # #

Forward Looking Statements
This news release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by our use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. For a discussion of risk factors which may affect our results, please see the risk factors and other disclosures included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and our other SEC filings. These risks may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. CVR Energy disclaims any intention or obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except to the extent required by law.

About CVR Energy, Inc.
Headquartered in Sugar Land, Texas, CVR Energy is a diversified holding company primarily engaged in the petroleum refining and nitrogen fertilizer manufacturing industries through its holdings in two limited partnerships, CVR Refining, LP and CVR Partners, LP. CVR Energy subsidiaries serve as the general partner and own a majority of the common units representing limited partner interests of CVR Refining and CVR Partners.

For further information, please contact:

Investor Contacts:
Jay Finks
CVR Energy, Inc.
913-982-0481
InvestorRelations@CVREnergy.com

Media Relations:
Angie Dasbach
CVR Energy, Inc.
281-207-3550
MediaRelations@CVREnergy.com

CVR Energy, Inc.

Financial and Operational Data (all information in this release is unaudited other than the statements of operations and cash flow data for the year ended December 31, 2013 and the balance sheet data as of December 31, 2013).

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in millions, except per share data)
Consolidated Statement of Operations Data:
Net sales	$1,841.8	$2,436.0	$9,109.5	$8,985.8
Cost of product sold	1,733.4	2,219.7	8,066.0	7,563.2
Direct operating expenses	134.7	110.6	515.1	455.8
Selling, general and administrative expenses	23.5	28.6	109.7	113.5
Depreciation and amortization	40.8	37.4	154.4	142.8
Operating income (loss)	(90.6)	39.7	264.3	710.5
Interest expense and other financing costs	(11.2)	(10.9)	(40.0)	(50.5)
Interest income	0.2	0.3	0.9	1.2
Gain (loss) on derivatives, net	14.5	(115.9)	185.6	57.1
Loss on extinguishment of debt	—	—	—	(26.1)
Other income (expense), net	(3.6)	7.1	(3.7)	13.5
Income (loss) before income tax expense (benefit)	(90.7)	(79.7)	407.1	705.7
Income tax expense (benefit)	(21.0)	(39.1)	97.7	183.7
Net income (loss)	(69.7)	(40.6)	309.4	522.0
Less: Net income (loss) attributable to noncontrolling interest	(25.3)	(18.9)	135.5	151.3
Net income (loss) attributable to CVR Energy stockholders	$(44.4)	$(21.7)	$173.9	$370.7

Basic earnings (loss) per share	$(0.51)	$(0.25)	$2.00	$4.27
Diluted earnings (loss) per share	$(0.51)	$(0.25)	$2.00	$4.27
Dividends declared per share	$0.75	$0.75	$5.00	$14.25

Adjusted EBITDA*	$81.7	$110.0	$473.5	$659.7
Adjusted net income*	$24.4	$61.7	$218.4	$348.6
Adjusted net income, per diluted share*	$0.28	$0.71	$2.51	$4.01

Weighted-average common shares outstanding:
Basic	86.8	86.8	86.8	86.8
Diluted	86.8	86.8	86.8	86.8

	As of December 31, 2014	As of December 31, 2013
	(in millions)
Balance Sheet Data:
Cash and cash equivalents	$753.7	$842.1
Working capital	1,033.0	1,230.2
Total assets	3,462.5	3,665.8
Total debt, including current portion	674.9	676.2
Total CVR stockholders’ equity	988.1	1,188.6

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in millions)
Cash Flow Data:
Net cash flow provided by (used in):
Operating activities	$109.5	$118.8	$640.3	$440.1
Investing activities	(47.0)	(72.9)	(296.6)	(250.3)
Financing activities	(101.9)	(90.9)	(432.1)	(243.7)
Net cash flow	$(39.4)	$(45.0)	$(88.4)	$(53.9)

Segment Information

Our operations are organized into two reportable segments, Petroleum and Nitrogen Fertilizer. Our operations that are not included in the Petroleum and Nitrogen Fertilizer segments are included in the Corporate and Other segment (along with elimination of intersegment transactions). The Petroleum segment includes the operations of the Coffeyville, Kansas and Wynnewood, Oklahoma refineries along with the crude oil gathering and pipeline systems. Effective with its initial public offering on January 23, 2013, our Petroleum segment is operated by CVR Refining, LP (“CVR Refining”), in which we own a majority interest as well as the general partner. Detailed operating results for the Petroleum segment for the quarter and year ended December 31, 2014 are included in CVR Refining’s press release dated February 19, 2015. The Nitrogen Fertilizer segment is operated by CVR Partners, LP (“CVR Partners”), in which we own a majority interest as well as the general partner. It consists of a nitrogen fertilizer manufacturing facility that utilizes a pet coke gasification process in producing nitrogen fertilizer. Detailed operating results for the Nitrogen Fertilizer segment for the quarter and year ended December 31, 2014 are included in CVR Partners’ press release dated February 19, 2015.

	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated

	(in millions)
Three Months Ended December 31, 2014
Net sales	$1,772.8	$74.4	$(5.4)	$1,841.8
Cost of product sold	1,723.8	15.4	(5.8)	1,733.4
Direct operating expenses (1)	111.6	21.7	0.1	133.4
Major scheduled turnaround expenses	1.3	—	—	1.3
Selling, general and administrative	16.8	3.8	2.9	23.5
Depreciation and amortization	32.6	7.0	1.2	40.8
Operating income (loss)	$(113.3)	$26.5	$(3.8)	$(90.6)

Capital expenditures	$37.1	$7.6	$2.3	$47.0

Year Ended December 31, 2014
Net sales	$8,829.7	$298.7	$(18.9)	$9,109.5
Cost of product sold	8,013.4	72.0	(19.4)	8,066.0
Direct operating expenses (1)	409.2	98.9	0.2	508.3
Major scheduled turnaround expenses	6.8	—	—	6.8
Selling, general and administrative	70.6	17.7	21.4	109.7
Depreciation and amortization	122.5	27.3	4.6	154.4
Operating income (loss)	$207.2	$82.8	$(25.7)	$264.3

Capital expenditures	$191.3	$21.1	$6.0	$218.4

	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated

	(in millions)
Three Months Ended December 31, 2013
Net sales	$2,360.9	$84.3	$(9.2)	$2,436.0
Cost of product sold	2,209.7	18.9	(8.9)	2,219.7
Direct operating expenses (1)	87.2	23.4	—	110.6
Major scheduled turnaround expenses	—	—	—	—
Selling, general and administrative	20.0	5.3	3.3	28.6
Depreciation and amortization	29.1	7.0	1.3	37.4
Operating income (loss)	$14.9	$29.7	$(4.9)	$39.7

Capital expenditures	$63.7	$7.9	$1.3	$72.9

Year Ended December 31, 2013
Net sales	$8,683.5	$323.7	$(21.4)	$8,985.8
Cost of product sold	7,526.7	58.1	(21.6)	7,563.2
Direct operating expenses (1)	361.7	94.1	—	455.8
Major scheduled turnaround expenses	—	—	—	—
Selling, general and administrative	77.8	21.0	14.7	113.5
Depreciation and amortization	114.3	25.6	2.9	142.8
Operating income (loss)	$603.0	$124.9	$(17.4)	$710.5

Capital expenditures	$204.5	$43.8	$8.2	$256.5

(1) Excluding turnaround expenses

	Petroleum (CVR Refining)	Nitrogen Fertilizer (CVR Partners)	Corporate and Other	Consolidated

	(in millions)
December 31, 2014
Cash and cash equivalents	$370.2	$79.9	$303.6	$753.7
Total assets	2,417.8	578.8	465.9	3,462.5
Total debt, including current portion	581.4	125.0	(31.5)	674.9

December 31, 2013
Cash and cash equivalents	$279.8	$85.1	$477.2	$842.1
Total assets	2,533.3	593.5	539.0	3,665.8
Total debt, including current portion	582.7	125.0	(31.5)	676.2

Petroleum Segment Operating Data

The following tables set forth information about our consolidated Petroleum segment operated by CVR Refining, LP, of which we own a majority interest and serve as general partner, and the Coffeyville and Wynnewood refineries. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below. Additional discussion of operating results for the Petroleum segment for the quarter and year ended December 31, 2014 are included in CVR Refining’s press release dated February 19, 2015.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in millions)
Petroleum Segment Summary Financial Results:
Net sales	$1,772.8	$2,360.9	$8,829.7	$8,683.5
Cost of product sold	1,723.8	2,209.7	8,013.4	7,526.7
Direct operating expenses	111.6	87.2	409.2	361.7
Major scheduled turnaround expenses	1.3	—	6.8	—
Selling, general and administrative expenses	16.8	20.0	70.6	77.8
Depreciation and amortization	32.6	29.1	122.5	114.3
Operating income (loss)	(113.3)	14.9	207.2	603.0
Interest expense and other financing costs	(9.7)	(9.3)	(34.2)	(44.1)
Interest income	0.1	0.1	0.3	0.4
Gain (loss) on derivatives, net	14.5	(115.9)	185.6	57.1
Loss on extinguishment of debt	—	—	—	(26.1)
Other income (expense), net	(0.1)	—	(0.2)	0.1
Income (loss) before income tax expense	(108.5)	(110.2)	358.7	590.4
Income tax expense	—	—	—	—
Net income (loss)	$(108.5)	$(110.2)	$358.7	$590.4

Refining margin*	$49.0	$151.2	$816.3	$1,156.8
Gross profit (loss)*	$(96.5)	$34.9	$277.8	$680.8
Refining margin adjusted for FIFO impact*	$203.6	$213.2	$977.1	$1,135.5
Adjusted Petroleum EBITDA*	$104.6	$117.5	$621.6	$712.0

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(dollars per barrel)
Petroleum Segment Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$2.71	$8.14	$11.38	$16.90
FIFO impact (favorable) unfavorable	8.57	3.34	2.24	(0.31)
Refining margin adjusted for FIFO impact*	11.28	11.48	13.62	16.59
Gross profit (loss)*	(5.35)	1.88	3.87	9.94
Direct operating expenses and major scheduled turnaround expenses	6.26	4.70	5.80	5.28
Direct operating expenses excluding major scheduled turnaround expenses	6.19	4.70	5.70	5.28
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$5.76	$4.27	$5.44	$5.00
Barrels sold (barrels per day)	213,256	222,140	209,669	198,142

	Three Months Ended December 31,				Year Ended December 31,
	2014		2013		2014		2013
Petroleum Segment Summary Refining Throughput and Production Data (bpd):
Throughput:
Sweet	181,063	85.3%	155,326	71.6%	179,059	86.2%	149,147	75.4%
Medium	3,383	1.6%	22,834	10.5%	2,022	1.0%	19,151	9.7%
Heavy sour	11,700	5.5%	23,614	10.9%	15,464	7.4%	19,270	9.8%
Total crude oil throughput	196,146	92.4%	201,774	93.0%	196,545	94.6%	187,568	94.9%
All other feedstocks and blendstocks	16,117	7.6%	15,102	7.0%	11,284	5.4%	10,121	5.1%
Total throughput	212,263	100.0%	216,876	100.0%	207,829	100.0%	197,689	100.0%
Production:
Gasoline	107,158	50.1%	109,902	50.2%	102,275	48.9%	94,561	47.7%
Distillate	88,119	41.2%	90,572	41.3%	87,639	41.9%	82,089	41.4%
Other (excluding internally produced fuel)	18,526	8.7%	18,689	8.5%	19,149	9.2%	21,617	10.9%
Total refining production (excluding internally produced fuel)	213,803	100.0%	219,163	100.0%	209,063	100.0%	198,267	100.0%
Product price (dollars per gallon):
Gasoline	$1.93		$2.40		$2.53		$2.72
Distillate	2.40		2.96		2.81		3.02

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Market Indicators (dollars per barrel):
West Texas Intermediate (WTI) NYMEX	$73.20	$97.61	$92.91	$98.05
Crude Oil Differentials:
WTI less WTS (light/medium sour)	2.19	4.14	5.95	2.64
WTI less WCS (heavy sour)	15.42	31.66	18.48	24.58
NYMEX Crack Spreads:
Gasoline	9.83	14.14	17.29	21.44
Heating Oil	24.12	28.02	23.59	27.60
NYMEX 2-1-1 Crack Spread	16.97	21.08	20.44	24.52
PADD II Group 3 Basis:
Gasoline	(2.92)	(10.95)	(4.45)	(4.54)
Ultra Low Sulfur Diesel	3.51	(2.65)	0.75	0.58
PADD II Group 3 Product Crack:
Gasoline	6.91	3.19	12.84	16.90
Ultra Low Sulfur Diesel	27.63	25.36	24.34	28.18
PADD II Group 3 2-1-1	17.27	14.28	18.59	22.54

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in millions, except operating statistics)
Coffeyville Refinery Financial Results:
Net sales	$1,214.2	$1,536.8	$5,755.5	$5,370.8
Cost of product sold	1,186.3	1,442.2	5,254.9	4,648.6
Refining margin*	27.9	94.6	500.6	722.2
Direct operating expenses	54.4	48.7	223.6	219.4
Major scheduled turnaround expenses	—	—	5.5	—
Depreciation and amortization	19.2	17.9	73.6	70.8
Gross profit (loss)*	$(45.7)	$28.0	$197.9	$432.0

Refining margin adjusted for FIFO impact*	$139.7	$142.8	$615.8	$710.0

Coffeyville Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$2.39	$8.41	$11.46	$17.90
FIFO impact (favorable) unfavorable	9.58	4.28	2.64	(0.30)
Refining margin adjusted for FIFO impact*	11.97	12.69	14.10	17.60
Gross profit (loss)*	(3.91)	2.49	4.53	10.71
Direct operating expenses and major scheduled turnaround expenses	4.66	4.33	5.24	5.44
Direct operating expenses excluding major scheduled turnaround expenses	4.66	4.33	5.12	5.44
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$4.10	$3.78	$4.73	$5.00
Barrels sold (barrels per day)	144,151	139,891	132,791	120,166

	Three Months Ended December 31,				Year Ended December 31,
	2014		2013		2014		2013
Coffeyville Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	111,791	80.2%	98,180	73.8%	103,018	80.0%	90,818	77.1%
Medium	3,383	2.4%	453	0.3%	1,222	1.0%	453	0.4%
Heavy sour	11,700	8.4%	23,614	17.8%	15,464	12.0%	19,270	16.3%
Total crude oil throughput	126,874	91.0%	122,247	91.9%	119,704	93.0%	110,541	93.8%
All other feedstocks and blendstocks	12,510	9.0%	10,773	8.1%	9,047	7.0%	7,253	6.2%
Total throughput	139,384	100.0%	133,020	100.0%	128,751	100.0%	117,794	100.0%
Production:
Gasoline	71,045	49.8%	67,406	49.3%	64,002	48.6%	56,262	46.8%
Distillate	60,448	42.4%	57,280	41.9%	56,381	42.8%	50,353	41.9%
Other (excluding internally produced fuel)	11,206	7.8%	11,943	8.8%	11,314	8.6%	13,499	11.3%
Total refining production (excluding internally produced fuel)	142,699	100.0%	136,629	100.0%	131,697	100.0%	120,114	100.0%

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in millions, except operating statistics)
Wynnewood Refinery Financial Results:
Net sales	$557.5	$823.0	$3,069.8	$3,308.4
Cost of product sold	537.1	767.3	2,758.1	2,877.5
Refining margin*	20.4	55.7	311.7	430.9
Direct operating expenses	57.1	38.5	185.5	142.4
Major scheduled turnaround expenses	1.3	—	1.3	—
Depreciation and amortization	11.5	9.9	41.8	38.6
Gross profit (loss)*	$(49.5)	$7.3	$83.1	$249.9

Refining margin adjusted for FIFO impact*	$63.2	$69.6	$357.3	$421.7

Wynnewood Refinery Key Operating Statistics:
Per crude oil throughput barrel:
Refining margin*	$3.20	$7.62	$11.11	$15.33
FIFO impact (favorable) unfavorable	6.72	1.89	1.63	(0.33)
Refining margin adjusted for FIFO impact*	9.92	9.51	12.74	15.00
Gross profit (loss)*	(7.78)	1.00	2.96	8.89
Direct operating expenses and major scheduled turnaround expenses	9.17	5.27	6.66	5.06
Direct operating expenses excluding major scheduled turnaround expenses	8.96	5.27	6.61	5.06
Direct operating expenses and major scheduled turnaround expenses per barrel sold	$9.19	$5.09	$6.66	$5.00
Barrels sold (barrels per day)	69,105	82,249	76,878	77,976

	Three Months Ended December 31,				Year Ended December 31,
	2014		2013		2014		2013
Wynnewood Refinery Throughput and Production Data (bpd):
Throughput:
Sweet	69,272	95.1%	57,146	68.1%	76,041	96.2%	58,329	73.0%
Medium	—	—%	22,381	26.7%	800	1.0%	18,698	23.4%
Heavy sour	—	—%	—	—%	—	—%	—	—%
Total crude oil throughput	69,272	95.1%	79,527	94.8%	76,841	97.2%	77,027	96.4%
All other feedstocks and blendstocks	3,607	4.9%	4,329	5.2%	2,237	2.8%	2,868	3.6%
Total throughput	72,879	100.0%	83,856	100.0%	79,078	100.0%	79,895	100.0%
Production:
Gasoline	36,113	50.8%	42,496	51.5%	38,273	49.5%	38,299	49.0%
Distillate	27,671	38.9%	33,292	40.3%	31,258	40.4%	31,736	40.6%
Other (excluding internally produced fuel)	7,320	10.3%	6,746	8.2%	7,835	10.1%	8,118	10.4%
Total refining production (excluding internally produced fuel)	71,104	100.0%	82,534	100.0%	77,366	100.0%	78,153	100.0%

Nitrogen Fertilizer Segment Operating Data

The following tables set forth information about the Nitrogen Fertilizer segment operated by CVR Partners, of which we own a majority interest and serve as general partner. Reconciliations of certain non-GAAP financial measures are provided under “Use of Non-GAAP Financial Measures” below. Additional discussion of operating results for the Nitrogen Fertilizer segment for the quarter and year ended December 31, 2014 are included in CVR Partners’ press release dated February 19, 2015.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in millions)
Nitrogen Fertilizer Segment Business Financial Results:
Net sales	$74.4	$84.3	$298.7	$323.7
Cost of product sold	15.4	18.9	72.0	58.1
Direct operating expenses	21.7	23.4	98.9	94.1
Selling, general and administrative expenses	3.8	5.3	17.7	21.0
Depreciation and amortization	7.0	7.0	27.3	25.6
Operating income	26.5	29.7	82.8	124.9
Interest expense and other financing costs	(1.7)	(1.7)	(6.7)	(6.3)
Other income, net	—	—	—	0.1
Income before income tax expense	24.8	28.0	76.1	118.7
Income tax expense	—	0.1	—	0.1
Net income	$24.8	$27.9	$76.1	$118.6

Adjusted Nitrogen Fertilizer EBITDA*	$33.5	$36.6	$110.3	$152.8

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Nitrogen Fertilizer Segment Key Operating Statistics:
Production (thousand tons):
Ammonia (gross produced)(1)	105.9	98.9	388.9	402.0
Ammonia (net available for sale)(1)(2)	4.4	1.6	28.3	37.9
UAN	259.6	270.1	963.7	930.6

Pet coke consumed (thousand tons)	130.0	126.8	489.7	487.0
Pet coke (cost per ton)	$27	$29	$28	$30

Sales (thousand tons):
Ammonia	9.9	2.6	24.4	40.5
UAN	236.8	266.5	951.0	904.6

Product pricing at gate (dollars per ton)(3):
Ammonia	$547	$478	$518	$643
UAN	$247	$253	$259	$282

On-stream factor(4):
Gasification	99.6%	100.0%	96.8%	95.6%
Ammonia	98.2%	99.5%	92.6%	94.4%
UAN	95.8%	98.8%	92.0%	91.9%

Market Indicators:
Ammonia — Southern Plains (dollars per ton)	$588	$483	$539	$581
UAN — Corn belt (dollars per ton)	$293	$287	$314	$337

Cost of product sold, direct operating expenses and selling, general and administrative expenses are all reflected exclusive of depreciation and amortization.

* See Use of Non-GAAP Financial Measures below.

(1)
Gross tons produced for ammonia represent total ammonia produced, including ammonia produced that was upgraded into UAN. As a result of the completion of the UAN expansion project in February 2013, the Nitrogen Fertilizer segment now upgrades substantially all of the ammonia it produces into UAN. Net tons available for sale represent the ammonia available for sale that was not upgraded into UAN.

(2)
In addition to the produced ammonia, the Nitrogen Fertilizer segment acquired approximately 3,900 and 12,300 tons of ammonia during the three months ended December 31, 2014 and 2013, respectively. The Nitrogen Fertilizer segment acquired approximately 33,600 and 17,300 tons of ammonia during the years ended December 31, 2014 and 2013, respectively. The Nitrogen Fertilizer segment has upgraded or expects to upgrade the majority of purchased ammonia to UAN.

(3)
Product pricing at gate per ton represents net sales less freight revenue divided by product sales volume in tons and is shown in order to provide a pricing measure that is comparable across the fertilizer industry.

(4)	On-stream factor is the total number of hours operated divided by the total number of hours in the reporting period and is a measure of operating efficiency.

Excluding the impact of the shutdown for installation of the waste heat boiler, the pressure swing adsorption unit upgrade and the Linde air separation unit maintenance, the on-stream factors for the year ended December 31, 2014 would have been 98.2% for gasifier, 94.3% for ammonia and 93.7% for UAN. Excluding the impact of the UAN expansion coming on-line, the planned downtime associated with the replacement of damaged catalyst, the unplanned Linde air separation unit outages and the unplanned downtime associated with weather issues, the on-stream factors for the year ended December 31, 2013 would have been 99.5% for gasifier, 98.9% for ammonia and 98.0% for UAN.

Use of Non-GAAP Financial Measures

To supplement the Company’s actual results in accordance with GAAP for the applicable periods, the Company also uses non-GAAP financial measures as noted above which are reconciled to our GAAP-based results below. These non-GAAP financial measures should not be considered an alternative for GAAP results. The adjustments are provided to enhance an overall understanding of the Company’s financial performance for the applicable periods and are indicators management believes are relevant and useful for planning and forecasting future periods.

Adjusted net income is not a recognized term under GAAP and should not be substituted for net income (loss) as a measure of our performance but rather should be utilized as a supplemental measure of financial performance in evaluating our business. Management believes that adjusted net income provides relevant and useful information that enables external users of our financial statements, such as industry analysts, investors, lenders and rating agencies, to better understand and evaluate our ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance. Adjusted net income per diluted share represents adjusted net income divided by weighted-average diluted shares outstanding.

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in millions, except per share data)
Reconciliation of Net Income (Loss) to Adjusted Net Income:
Income (loss) before income tax expense (benefit)	$(90.7)	$(79.7)	$407.1	$705.7
Adjustments:
FIFO impact (favorable) unfavorable	154.6	62.0	160.8	(21.3)
Share-based compensation	1.5	4.7	12.3	18.4
Loss on extinguishment of debt	—	—	—	26.1
Major scheduled turnaround expenses	1.3	—	6.8	—
(Gain) loss on derivatives, net	(14.5)	115.9	(185.6)	(57.1)
Current period settlement on derivative contracts (1)	29.0	10.3	122.2	6.4
Adjusted net income before income tax expense and noncontrolling interest	81.2	113.2	523.6	678.2
Adjusted net income attributed to noncontrolling interest	(32.8)	(36.0)	(178.4)	(160.4)
Income tax expense, as adjusted	(24.0)	(15.5)	(126.8)	(169.2)
Adjusted net income attributable to CVR Energy stockholders	$24.4	$61.7	$218.4	$348.6

Adjusted net income per diluted share	$0.28	$0.71	$2.51	$4.01

Refining margin per crude oil throughput barrel is a measurement calculated as the difference between the Petroleum segment’s net sales and cost of product sold (exclusive of depreciation and amortization). Refining margin is a non-GAAP measure that we believe is important to investors in evaluating the refineries’ performance as a general indication of the amount above their cost of product sold that they are able to sell refined products. Our calculation of refining margin may differ from similar calculations of other companies in the industry, thereby limiting its usefulness as a comparative measure. In order to derive the refining margin per crude oil throughput barrel, we utilize the total dollar figures for refining margin as derived above and divide by the applicable number of crude oil throughput barrels for the period. We believe that refining margin is important to enable investors to better understand and evaluate the Petroleum segment’s ongoing operating results and allow for greater transparency in the review of our overall financial, operational and economic performance.

Refining margin per crude oil throughput barrel adjusted for FIFO impact is a measurement calculated as the difference between the Petroleum segment’s net sales and cost of product sold (exclusive of depreciation and amortization) adjusted for FIFO impacts. Refining margin adjusted for FIFO impact is a non-GAAP measure that we believe is important to investors in evaluating the refineries’ performance as a general indication of the amount above their cost of product sold (taking into account the impact of the utilization of FIFO) that they are able to sell refined products. Our calculation of refining margin adjusted for FIFO impact may differ from calculations of other companies in the industry, thereby limiting its usefulness as a comparative measure. Under the FIFO accounting method, changes in crude oil prices can cause fluctuations in the inventory valuation of crude oil, work in process and finished goods, thereby resulting in favorable FIFO impacts when crude oil prices increase and unfavorable FIFO impacts when crude oil prices decrease.

Gross profit (loss) is calculated as the difference between the Petroleum segment’s net sales, cost of product sold (exclusive of depreciation and amortization), direct operating expenses (exclusive of depreciation and amortization), major scheduled turnaround expenses and depreciation and amortization. Gross profit (loss) per crude throughput barrel is calculated as gross profit (loss) as derived above divided by the refineries’ crude oil throughput volumes for the respective periods presented. Gross profit (loss) is a non-GAAP measure that should not be substituted for operating income (loss). Management believes it is important to investors in evaluating the refineries’ performance and the Petroleum segment’s ongoing operating results. Our calculation of gross profit (loss) may differ from similar calculations of other companies in the industry, thereby limiting its usefulness as a comparative measure.

EBITDA and Adjusted EBITDA. EBITDA represents net income (loss) before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense (benefit) and (iii) depreciation and amortization. Adjusted EBITDA represents EBITDA adjusted for FIFO impacts (favorable) unfavorable, share-based compensation, major scheduled turnaround expenses, (gain) loss on derivatives, net, current period settlements on derivative contracts and loss on extinguishment of debt. EBITDA and Adjusted EBITDA are not recognized terms under GAAP and should not be substituted for net income (loss) or cash flow from operations. Management believes that EBITDA and Adjusted EBITDA enable investors to better understand and evaluate our ongoing operating results and allow for greater transparency in reviewing our overall financial, operational and economic performance. EBITDA and Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently. Below is a reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA for the three months and years ended December 31, 2014 and 2013:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in millions)
Net income (loss) attributable to CVR Energy stockholders	$(44.4)	$(21.7)	$173.9	$370.7
Add:
Interest expense and other financing costs, net of interest income	11.0	10.6	39.1	49.3
Income tax expense (benefit)	(21.0)	(39.1)	97.7	183.7
Depreciation and amortization	40.8	37.4	154.4	142.8
EBITDA adjustments included in noncontrolling interest	(18.4)	(15.2)	(65.2)	(50.1)
EBITDA	(32.0)	(28.0)	399.9	696.4
Add:
FIFO impacts, (favorable) unfavorable	154.6	62.0	160.8	(21.3)
Share-based compensation	1.5	4.7	12.3	18.4
Major scheduled turnaround expenses	1.3	—	6.8	—
(Gain) loss on derivatives, net	(14.5)	115.9	(185.6)	(57.1)
Current period settlement on derivative contracts (1)	29.0	10.3	122.2	6.4
Loss on extinguishment of debt	—	—	—	26.1
Adjustments included in noncontrolling interest	(58.2)	(54.9)	(42.9)	(9.2)
Adjusted EBITDA	$81.7	$110.0	$473.5	$659.7

Petroleum and Nitrogen Fertilizer EBITDA and Adjusted EBITDA. EBITDA by operating segment represents net income (loss) before (i) interest expense and other financing costs, net of interest income, (ii) income tax expense and (iii) depreciation and amortization. Adjusted EBITDA by operating segment represents EBITDA by operating segment adjusted for FIFO impacts (favorable) unfavorable; share-based compensation, non-cash; major scheduled turnaround expenses; loss on extinguishment of debt; (gain) loss on derivatives, net; and current period settlements on derivative contracts. We present Adjusted EBITDA by operating segment because it is the starting point for CVR Refining’s and CVR Partners’ calculation of available cash for distribution. Adjusted EBITDA by operating segment is not a recognized term under GAAP and should not be substituted for operating income (loss) as a measure of performance. Management believes that Adjusted EBITDA by operating segment enables investors to better understand CVR Refining’s and CVR Partners’ ability to make distributions to their common unitholders, helps investors evaluate our ongoing operating results and allows for greater transparency in reviewing our overall financial, operational and economic performance. Adjusted EBITDA presented by other companies may not be comparable to our presentation, since each company may define these terms differently. Below is a reconciliation of net income (loss) to EBITDA and EBITDA to Adjusted EBITDA for the Petroleum and Nitrogen Fertilizer segments for the three months and years ended December 31, 2014 and 2013:

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in millions)
Petroleum:
Petroleum net income (loss)	$(108.5)	$(110.2)	$358.7	$590.4
Add:
Interest expense and other financing costs, net of interest income	9.6	9.2	33.9	43.7
Income tax expense	—	—	—	—
Depreciation and amortization	32.6	29.1	122.5	114.3
Petroleum EBITDA	(66.3)	(71.9)	515.1	748.4
Add:
FIFO impacts (favorable), unfavorable	154.6	62.0	160.8	(21.3)
Share-based compensation, non-cash	0.5	1.2	2.3	9.5
Major scheduled turnaround expenses	1.3	—	6.8	—
(Gain) loss on derivatives, net	(14.5)	115.9	(185.6)	(57.1)
Current period settlements on derivative contracts (1)	29.0	10.3	122.2	6.4
Loss on extinguishment of debt	—	—	—	26.1
Adjusted Petroleum EBITDA	$104.6	$117.5	$621.6	$712.0

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
	(in millions)
Nitrogen Fertilizer:
Nitrogen Fertilizer net income	$24.8	$27.9	$76.1	$118.6
Add:
Interest expense and other financing costs, net	1.7	1.7	6.7	6.3
Income tax expense	—	0.1	—	0.1
Depreciation and amortization	7.0	7.0	27.3	25.6
Nitrogen Fertilizer EBITDA	33.5	36.7	110.1	150.6
Add:
Share-based compensation, non-cash	—	(0.1)	0.2	2.2
Adjusted Nitrogen Fertilizer EBITDA	$33.5	$36.6	$110.3	$152.8

(1)
Represents the portion of gain (loss) on derivatives, net related to contracts that matured during the respective periods and settled with counterparties. There are no premiums paid or received at inception of the derivative contracts and upon settlement, there is no cost recovery associated with these contracts.

Derivatives Summary. The Petroleum segment enters into commodity swap contracts through crack spread swap agreements with financial counterparties to fix the spread risk between the refineries’ crude oil purchases and the refined products the refineries produce for sale. Through these swaps, the Petroleum segment will sell a fixed differential for the value between the selected refined product benchmark and the benchmark crude oil price, thereby locking in a margin for a portion of the refineries’ production. The physical volumes are not exchanged and these contracts are net settled with cash. From time to time, the Petroleum segment holds various NYMEX positions through a third-party clearing house.
The table below summarizes the Petroleum segment’s open commodity swap positions as of December 31, 2014. The positions are primarily in the form of crack spread swap agreements with financial counterparties, wherein the Petroleum segment has locked in differentials at the fixed prices noted below. As of December 31, 2014 the open commodity swap positions below were comprised of approximately 93.4% for distillate crack swaps and 6.6% for gasoline crack swaps.

Commodity Swaps	Barrels	Fixed Price(1)
First Quarter 2015	1,800,000	$25.60
Second Quarter 2015	2,775,000	23.71
Third Quarter 2015	1,575,000	23.50
Fourth Quarter 2015	450,000	30.05

First Quarter 2016	615,000	29.01
Second Quarter 2016	615,000	29.01
Third Quarter 2016	615,000	29.01
Fourth Quarter 2016	615,000	29.01

Total	9,060,000	$25.80

(1) Weighted-average price of all positions for period indicated.